EXHIBIT 10.16


                        ROADRUNNER MOVING & STORAGE, INC.
                            TRANSPORTATION AGREEMENT
                                      WITH
                              WEINER'S STORES, INC.

THIS AGREEMENT is made and entered into this FEBRUARY 11, 1998 to become effective on APRIL 13. 1998, or before as mutually agreed, by and between ROADRUNNER Moving & Storage, Inc., (hereinafter referred to as "ROADRUNNER"), and WEINER'S Stores, Inc. (hereinafter referred to as "WEINER'S").

                                   WITNESSETH:

WHEREAS, ROADRUNNER owns and operates a transportation service; and

WHEREAS, WEINER'S desires to contract with ROADRUNNER to provide transportation of its WEINER'S store goods by ROADRUNNER, upon the terms and conditions hereinafter set forth, and WEINER'S also desires to enter into such a contract; and,

NOW, THEREFORE, for, and in consideration of, the promises and of the mutual covenants and agreements herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is understood and agreed by and between the parties hereto as follows:

I. OBLIGATIONS OF ROADRUNNER
   -------------------------
ROADRUNNER will transport WEINER'S store goods according to the schedules and routes as set forth in Schedule A.

ROADRUNNER will provide, at its sole cost and expense, sufficient availability of necessary equipment to ensure uninterrupted servicing of WEINER'S designated routes, as set forth in Schedule A.

ROADRUNNER will provide, at its sole cost and expense, competent and licensed personnel in the operation of necessary equipment and in such quantities as to ensure uninterrupted servicing of WEINER'S designated routes, as set forth in Schedule A.

ROADRUNNER will perform the transportation services provided for in this Agreement as an Independent Contractor and assumes all liability for the payment of all taxes and insurance, reasonably required in connection with such services, including without limitation, local, state, and federal payroll taxes and contribution for unemployment insurance, accident disability insurance or workers' compensation, pensions, social security and/or similar obligations however titled for each person engaged in the performance of transportation services performed under this Agreement.

ROADRUNNER will provide and maintain, at its sole cost and expense, all necessary licenses and permits required by local, state, or federal authorities associated with the transportation services performed under this Agreement.

ROADRUNNER covenants, warrants and agrees that it will perform the transportation services provided for under this Agreement in a good and workmanlike manner, and in strict conformity with the terms and conditions of this Agreement, and that it will deliver to WEINER'S all goods that are transported or come into its possession or Custody or under its control pursuant to this Agreement in good condition, equivalent to the condition of such goods when they came into ROADRUNNER'S possession or custody or under its control, and free of any defects or damage whatsoever. In accordance with the terms of this
Section I, ROADRUNNER will reimburse WEINER'S, at WEINER'S wholesale cost, for any goods not delivered in accordance with the immediately preceding sentence and for any other defects, damages or shortages caused by defective equipment or workmanship furnished by ROADRUNNER.

ROADRUNNER will comply with all laws and regulations controlling the performance of the transportation services performed under this Agreement.

ROADRUNNER will maintain, at its sole cost and expense, liability insurance in an amount not less than Two Million Dollars ($2,000,000) combined single limit coverage for each occurrence and will maintain said insurance at all times during the term of this Agreement.


                             Exhibit 10.16 - Page 2

ROADRUNNER will maintain, at its sole cost and expense, Business Auto Liability insurance in an amount not less than One Million Dollars ($1,000,000) coverage for each occurrence and will maintain said insurance at all times during the term of this agreement.

WEINER'S shall be named as an additional insured on each such insurance policy and all such policies shall be written or endorsed to provide that the insurer thereunder shell not cancel or materially change such insurance unless thirty
(30) days prior written notice shall be given to WEINER'S by such insurer. Certificates of such insurance shall be furnished by ROADRUNNER to WEINER'S.

ROADRUNNER will be liable to WEINER'S for actual loss or damage to any WEINER'S goods measured by the WEINER'S wholesale cost, up to but not exceeding Two Hundred Thousand Dollars ($200,000) per trailer load occurring while such goods are in the possession, or custody of, or under the control of ROADRUNNER, including, without limitation, any of ROADRUNNER's employees, agents, or representatives.

In the event of any such loss or damage, WEINER'S shall notify ROADRUNNER of the amount of WEINER'S wholesale cost and if liable ROADRUNNER shall promptly, but in no event later than thirty (30) days after WEINER'S delivers such notice to ROADRUNNER, pay WEINER'S the full invoiced amount thereof in accordance with such notice.

However, in the event that ROADRUNNER disputes any such loss or damages or the amount of WEINER'S wholesale cost attributable to any such loss or damage, in each case that results from shortages of goods (but not otherwise) as set forth in any such notice, or fault therefore, ROADRUNNER shall provide WEINER'S written notice of such dispute prior to the expiration of the thirty (30) day period referred to in the immediately preceding sentence. In such event, ROADRUNNER and WEINER'S agree to use their best efforts to promptly resolve such dispute and reach a mutual agreement as to the fault therefore and/or amount thereof, as the case may be. If ROADRUNNER and WEINER'S have failed to resolve such dispute within twenty (20) days after the date ROADRUNNER provides WEINER'S written notice of such dispute, ROADRUNNER and WEINER'S agree to submit such dispute to an agreed upon mediator to work with them to resolve their differences. The parties shall attempt to agree upon a mediator with respect to such dispute within ten (10) days


                             Exhibit 10.16 - Page 3
following the expiration of such twenty (20) day period. The parties shall notify the selected mediator in writing of the existence of such dispute, and the selected mediator shall have a period of thirty (30) days from its receipt of notification of selection to meet with the parties in an effort to help them resolve such dispute, unless the parties mutually consent to an extension of such deadline, The mediation shall be conducted pursuant to rules generally used in the mediation of commercial disputes. The mediation shall be a compromise negotiation for purposes of the Federal Rules of Evidence, and the Texas Rules of Evidence, and an alternative dispute resolution procedure subject to Chapter 154 of the Texas Civil Practice and Remedies Code. The entire procedure is and shall be confidential and shall, in addition, where appropriate, be deemed to be work product and privileged and shall not be discoverable or admissible for any purpose (provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation). The mediation shall be terminated upon the first to occur of the following: (a) the execution of a settlement agreement resolving such dispute by Roadrunner and WEINER'S, (b) the written declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or (c) after the completion of one (1) full day of mediation sessions, by written declaration of a party or parties to the effect that the mediation proceedings are terminated.

ROADRUNNER will provide the transportation of WEINER'S store goods to one hundred thirty-two (132) store locations and one (1) distribution center location, as set forth in Schedule A of this Agreement, such Schedule A may be amended by Weiner's, from time-to-time, to add or remove store locations and make related route modifications.

ROADRUNNER shall provide as its transportation the delivery of combined WEINER'S store goods (defined as merchandise, fixtures, supplies' and inter-store mail) from Houston to individual stores, inter-store transfers, mail pickup or delivery, and return trip empties.

ROADRUNNER, upon written request by WEINER'S, will provide scanning services for each delivery in accordance with Schedule A.

ROADRUNNER shall provide an Onsite Supervisor during loading of WEINER'S goods at the WEINER'S Distribution Center.

                              Exhibit 10.16 - Page 4

ROADRUNNER will provide one power unit to be left on-site at WEINER'S warehouse to allow WEINER personnel, authorized by Roadrunner, to move trailers in the shipping and receiving areas. WEINER'S personnel must be authorized, in writing by Roadrunner and they shall be reviewed annually. ROADRUNNER will provide insurance coverage for the personnel as it relates to business auto insurance including general liability coverage, in the amounts set forth above.

II. OBLIGATIONS OF WIENERS
    ----------------------
WEINER'S will provide all containers necessary to transport WEINER'S store goods.

WEINER'S will provide all routing information reasonably necessary to allow ROADRUNNER to fulfill its obligations under this Agreement

WEINER'S will provide ROADRUNNER with WEINER'S load manifests to accompany daily trailer deliveries.

WEINER'S will use reasonable efforts to properly load trailers in a good and workmanlike manner.

ROADRUNNER shall not be liable to WEINER'S, pursuant to the eleventh paragraph of Section I of this Agreement, for any damages to goods of WEINER'S caused directly by the fault of employees of WEINER'S as a result of their improperly loading trailers transported by ROADRUNNER pursuant to this Agreement. WEINER'S further agrees to provide workers' compensation insurance for its employees, including, without limitation, any of Its employees who load trailers to be transported by ROADRUNNER pursuant to this Agreement, as and to the extent required by applicable law.

WEINER'S agrees that ROADRUNNER will not be liable for any concealed damages, or shortages of goods if and to the extent such damages or shortages previously existed, with respect to such goods, at the time such goods first entered into the possession, custody or control of ROADRUNNER.

WEINER'S will refrain from hiring any ROADRUNNER employees, contracts, drivers, etc. for the purpose of driving any vehicles requiring a commercial driving license, during the term of the Agreement and for a period of one (1 )


                              Exhibit 10.16 - Page 5
year after the termination of this Agreement, unless such Agreement is terminated by ROADRUNNER.

WEINER'S will provide and maintain, at Its sole cost and expense, warehouse facilities for receiving, storing, sorting, and distribution of WEINER'S goods reasonably sufficient to provide uninterrupted servicing of WEINER'S designated routes, as set forth in Schedule A.

III. OTHER OBLIGATIONS
     -----------------

INDEMNIFICATION. ROADRUNNER HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS WEINER'S, ITS SUBSIDIARIES AND AFFILIATES AND THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (COLLECTIVELY, THE "INDEMNITEES" FROM AND AGAINST (AND UPON DEMAND BY ANY INDEMNITEE(S) TO PROTECT AND DEFEND SUCH INDEMNITEE(S) AGAINST) ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, SETTLEMENTS, DEMANDS, ACTIONS, SUITS, AND PROCEEDINGS OF EVERY KIND, INCLUDING, WITHOUT LIMITATION, ALL COSTS AND EXPENSES THEREOF (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES AND EXPENSES, INCLUDING THOSE INCURRED AT TRIAL OR ON APPEAL, OR IN OTHER INDIRECT OR ADMINISTRATIVE PROCEEDINGS) INCURRED OR ALLEGED OR ASSERTED BY ANY PERSON OR ENTITY, INCLUDING, WITHOUT LIMITATION, THE AGENTS, SERVANTS, EMPLOYEES, REPRESENTATIVES, OFFICERS, DIRECTORS, INVITEES AND LICENSEES OF ROADRUNNER, THE INDEMNITEES OR ANY OF THEM, AND ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, FOR PERSONAL INJURY OR DEATH OF ANY PERSON OR FOR LOSS OF OR DAMAGE TO THE PROPERTY OF ANY PERSON OR PERSONS (INCLUDING, WITHOUT LIMITATION, PROPERTY BELONGING TO ROADRUNNER OR ANY INDEMNITEE), RELATED TO THE TRANSPORTATION SERVICES PROVIDED UNDER THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT OR ANY STATUTE, ORDINANCE, RULE OR REGULATION, AND REGARDLESS OF WHETHER CAUSED BY THE SOLE, JOINT, CONCURRENT, CONTRIBUTORY OR COMPARATIVE FAULT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR BREACH

                             Exhibit 10.16 - Page 6

OF ANY LEGAL DUTY WHATSOEVER BY ROADRUNNER, THE INDEMNITEE(S), ANY THIRD PERSON OR ENTITY OR ANY OF THEM. IT IS THE EXPRESS INTENTION OF THIS AGREEMENT THAT ROADRUNNER lNDEMNIFY, HOLD HARMLESS AND UPON DEMAND PROTECT AND DEFEND THE INDEMNITEES FOR THEIR OWN SOLE FAULT AND THE COMPARATIVE FAULT OF THE INDEMNITEE(S) WITH ANY OTHER PERSON OR ENTITY, INCLUDING ROADRUNNER.

ROADRUNNER further agrees that ROADRUNNER shall indemnify, hold harmless and reimburse WEINER'S for all uninsured expenses (including but not limited to attorneys' fees, professional fees and expert witness fees), if any, that are incurred by WEINER'S on account of any breach by ROADRUNNER of this Agreement.

WEINER'S agrees that WEINER'S shall indemnify, hold harmless and reimburse ROADRUNNER for all uninsured expenses (including but not limited to attorneys' fees, professional fees and expert witness fees), if any, that are incurred by ROADRUNNER on account of any breach by WEINER'S of this Agreement.

In case any action shall be bought against WEINER'S in respect of which indemnity may be sought against ROADRUNNER, ROADRUNNER shall assume the investigation and defense thereof including the employment of counsel acceptable to WEINER'S and the payment of all expenses. WEINER'S shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by WEINER'S unless (i) the employment of such counsel has been authorized by ROADRUNNER, in writing, (ii) ROADRUNNER has failed after fifteen (15) days after written notice from WEINER'S, of such action, to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both WEINER'S and ROADRUNNER, and WEINER'S shall have been advised by counsel that there maybe one or more legal defenses available to it which are different from or additional to those available to ROADRUNNER (in which case, if WEINER'S notifies ROADRUNNER in writing that it elects to employ additional counsel at ROADRUNNER's expense, ROADRUNNER shall pay, pursuant to Section lll, all such expenses and ROADRUNNER shall not have the right to assume such


                              Exhibit 10.16 - Page 7
defenses on behalf of WEINER'S). Notwithstanding anything in this Agreement to the contrary, ROADRUNNER will not indemnify or hold harmless WEINER'S from any claims that ROADRUNNER may assert against WEINER'S for breach of this Agreement.

In the event that any statute or rule of law would render void, voidable or unenforceable any part of ROADRUNNER'S indemnity obligation in this Section lll, then, and only in such event, such indemnity clause or clauses shall be modified, read, construed and enforced to the fullest extent permitted by law, and any obligation which is enforceable shall remain in full force and effect and be binding upon the parties to this Agreement. ROADRUNNER'S indemnity obligation in this Section lll shall survive the termination or expiration of this Agreement.

Both parties agree that recommendations for routing armor charges can be made by either party. However, ROADRUNNER will have final approval of any change to the approved routes, as set forth in Schedule A.

IV. FINANCIAL TERMS
    ---------------

WEINER'S shall reimburse ROADRUNNER as follows:

As full compensation for transport services and scanning services performed by ROADRUNNER, WEINER'S will pay ROADRUNNER in accordance with the rates contained on Schedule A.

A fuel surcharge would apply if the price of diesel fuel should exceed $1.35 per gallon.

The basis of rate for services not defined by Schedule A will be negotiated separately from this Agreement.

WEINER'S will be invoiced for services weekly and ROADRUNNER must receive payment in full from WEINER'S within fourteen (14) days from invoice date.


                              Exhibit 10.16 - Page 8

ROADRUNNER agrees on April 11, 1998, or earlier, if mutually agreed upon, to pay WEINER'S twenty thousand dollars ($20,000.00) for its vehicle fleet in accordance with the list shown on Schedule B, (the "Vehicle Fleet").

WEINER'S MAKES NO REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE REGARDING THE VEHICLE FLEET, INCLUDING, WITHOUT LIMITATION, AS TO THE FITNESS OF THE VEHICLE FLEET FOR ANY PARTICULAR PURPOSE, AND ROADRUNNER AGREES THAT IT SHALL TAKE TITLE TO THE VEHICLE FLEET UNDER THIS AGREEMENT ON AN "AS-IS", "WHERE-IS" AND "WITH-ANY-AND-ALL-FAULTS" BASIS.

V. TERM AND TERMINATION
   --------------------

Term - This Agreement shall be effective from APRIL 13, 1998 and shall remain in effect through MAY 1, 2001.

Not withstanding the provisions of this Section, this Agreement may be sooner terminated on the first to occur of the following:

Termination by Agreement - In the event ROADRUNNER and WEINER'S shall so mutually agree in writing, this Agreement may be terminated on the date stipulated therein, which date shall be not less than one hundred fifty (150) days after the date of a such written agreement.

Optional Termination - In the event either party shall give to the other party at least one hundred fifty (150) days advanced written notice this agreement shall terminate on the future date specified in such notice.

Termination on Notice of Default - In the event either party shall give written notice to other that such other party has substantially defaulted in the performance of any obligations under this Agreement and such default shall not have been cured within thirty (30) days following the giving of such notice, this Agreement shall terminate on the future date specified in such notice, provided, however, Such date shall not be less than one-hundred fifty (150) days from the date of delivery of such notice of default.


                             Exhibit 10.16 - Page 9

Survival - Notwithstanding anything to contrary in this Agreement, the obligations of ROADRUNNER for any loss of or damage to WEINER'S goods pursuant to Section III of this Agreement and the obligations of ROADRUNNER pursuant to the indemnity contained in Section III of this Agreement shall survive any expiration or termination of this Agreement.

VI. REPRESENTATIONS
    ---------------
WEINER'S represents and warrants that it is a corporation, duly established, validly existing, and in good standing under the laws of its state of incorporation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement.

ROADRUNNER represents and warrants that it is a corporation, duly established, validly existing, and in good standing under the laws of its state of incorporation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement.

Each of the parties further represents and warrants (i) that the execution and delivery of this Agreement have been duly authorized and approved by its governing board; (ii) that it has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (iii) that the execution and delivery of this Agreement and consummation of the transactions contemplated herein will not violate any of the provisions of its Articles of Incorporation or by-laws or any applicable local, state, or federal laws.

VII. MISCELLANEOUS
     -------------
Assignments - Neither party may assign any right or obligations under this Agreement without the prior written consent of the other party to the Agreement. ROADRUNNER reserves the right to assign this Agreement, all or in part to a subsidiary or associated company in which ROADRUNNER retains ownership interest(s); provided however, that ROADRUNNER shall remain liable for the performance of all its obligations under this Agreement, including, without limitation, under Section 111, not withstanding any such assignment.

Amendment - This Agreement shall not be amended, altered, or changed except by a written agreement signed by both parties.



                              Exhibit 10.16 - Page 10

Attached as Schedule C, are agreed upon procedures / stipulations for ROADRUNNER personnel to enter WEINER'S secured shipping yard at 6005 Westview Drive, Houston, Texas 77055 for the purpose of picking up and/or dropping off trailers during off hours (4:00 pm CDT - 7:00 am CDT weekdays and all day on weekends, holidays).

Waiver of Breach - A waiver by either party of a breach or failure to perform under this Agreement shall not constitute a waiver of any subsequent breach or failure

Notice - Service of all notices under tot Agreement shall be sufficient, if mailed to the party involved at respective address set forth herein, by certified or registered mail, return receipt requested. Notice shall be effective when deposited in the United States mail, postage prepaid, addressed to the appropriate party as follows:

                                 Robert E. McGowen
                                 President
                                 ROADRUNNER Moving & Storage, Inc.
                                 6800 Sands Point
                                 Houston, Texas 77054

                                 Raymond J. Miller
                                 Vice President - CFO
                                 Weiner's Stores, Inc.
                                 6005 Westview Drive
                                 Houston, Texas 77055

Governing Law - This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Texas other than its conflict of laws principles.

Articles and Other Headings - The articles and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                              Exhibit 10.16 - Page 11

Severability - In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of this Agreement, which shall remain in full force and effect enforceable in accordance with its terms.

Contract Execution- This Agreement and amendments thereto shall be in writing and executed in multiple copies by ROADRUNNER and WEINER'S. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

Entire Agreement - This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all proposals or prior agreements, oral or written and all other communications, oral or written and all other communication.

IN WITNESS WHEREOF, the parties have executed this Agreement in multiple originals as of the year and date above first written.

ROADRUNNER MOVING & STORAGE, INC.

/s/ Robert E. McGowen
-----------------------------
By: Robert E. McGowen

Title:   President

Date:    02/11/98


WEINER'S STORES, INC.

/s/ Raymond J. Miller
-----------------------------
By:      Raymond J. Miller

Title:   Vice President, C F O

Date:    02/11/98




                             Exhibit 10.16 - Page 12

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